EXHIBIT 3.1.4


                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                               NATIONAL COAL CORP.


         NATIONAL COAL CORP., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation as now in effect (the "Articles of Incorporation"), in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

         1. The name of the Corporation is NATIONAL COAL CORP. and its Document Number with the Florida Department of State is P95000061770.

         2. The amendment being effected hereby (the "Amendment") was duly adopted and approved by the Board of Directors of the Corporation (the "Board of Directors") at a meeting of the Board of Directors held on August 23, 2004. Approval of the Amendment does not require the approval of the holders of the Corporation's voting common stock.

         3. These Articles of Amendment of the Articles of Incorporation of National Coal Corp. (these "Articles of Amendment") shall be effective upon filing hereof with the Department of State of the State of Florida.

         4. The amendment to the Articles of Incorporation being effected hereby is to add a new Section A.5. to the existing Article III of the Articles of Incorporation to designate a series of preferred shares to be known as "Series A Cumulative Convertible Series A Preferred Stock" and the following specifies the preferences, limitations and relative rights of such Series A Preferred Stock:



                               ******************


         5. SERIES A CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK

         One thousand, six hundred and eleven (1,611) shares of the authorized and unissued preferred shares of the Corporation are hereby designated "Series A Cumulative Convertible Series A Preferred Stock" (hereinafter in this Section A.5., the "Series A Preferred Stock"). Each share of Series A Preferred Stock shall rank equally in all respects and shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         1. DIVIDENDS. The holders of the Series A Series A Preferred Stock shall be entitled to receive, when, if and as declared by the Board of Directors, out of funds legally available


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therefor, cumulative dividends payable as set forth in this Section 1.

                  (a) Dividends on the Series A Series A Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Series A Series A Preferred Stock (the "Date of Original Issue"), whether or not earned or declared by the Board of Directors. Until paid, the right to receive dividends on the Series A Series A Preferred Stock shall accumulate, and shall be payable in cash, as set forth below, in arrears, on June 30th and December 31st of each year (each, a "Dividend Payment Date"), commencing on December 31, 2004 (the "Initial Dividend Payment Date") except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. Each such dividend declared by the Board of Directors on the Series A Series A Preferred Stock shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on the record date which shall be the business day next preceding a Dividend Payment Date. Dividends in arrears for any past dividend period may be declared by the Board of Directors and paid on shares of the Series A Preferred Stock on any date fixed by the Board of Directors, whether or not a regular Dividend Payment Date, to holders of record of shares of the Series A Preferred Stock as they appear on the Corporation's stock register on the record date. The record date, which shall not be greater than 5 days before such Dividend Payment Date, shall be fixed by the Board of Directors. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid. The "Initial Dividend Payment Date" with respect to shares of Series A Preferred Stock issued after December 31, 2004 shall be the first June 30th or December 31st following the issuance of such shares of Series A Preferred Stock.

                  (b) DIVIDEND PERIODS; DIVIDEND RATE; CALCULATION OF DIVIDENDS.

                           (i) DIVIDEND PERIODS. The dividend periods (each a "Dividend Period") shall be as follows: The initial Dividend Period shall begin on the Date of Original Issue and end on the Initial Dividend Payment Date, and each Dividend Period thereafter shall commence on the day following the last day of the preceding Dividend Period and shall end on the next Dividend Payment Date.

                           (ii) DIVIDEND RATE. The dividend rate on each share of Series A Preferred Stock (the "Dividend Rate"), to be paid per annum on $15,000 (the Liquidation Preference, as defined below, of each such share) shall be equal to the Base Dividend Rate plus all applicable Dividend Adjustments (each as defined below).

                           (iii) BASE DIVIDEND RATE. The initial "Base Dividend Rate" shall be 5%.

                           (iv) DIVIDEND ADJUSTMENTS. The following amounts (each, a "Dividend Adjustment"), if applicable, shall be added to the Base Dividend Rate to determine the Dividend Rate then in effect:

                           (A) 2.5% for the duration of any fiscal quarter during which the Corporation has breached either of the covenants contained in Section 5.13 of the Series A Preferred Stock Purchase
         Agreement  (as  defined  below) and Section  5.13 of the Note


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         Purchase Agreement (as defined below).

                           (B) 3% if, on the date that is nine (9) months from the date on which shares of Series A Preferred Stock are first issued by the Corporation (the "Initial Issuance Date"), the Corporation's Common Stock, par value $0.0001 per share ("Common Stock"), is not listed on the Nasdaq National Market, Nasdaq Small Cap Market or the American Stock Exchange (each a "Qualified Exchange").

                           (C) 3%  commencing  on the date  that is  twenty-four
         (24) months after the Initial Issuance Date.

                           (v) CALCULATION OF DIVIDENDS.

                                    (A) The  amount  of  dividends  per share of
                  Series A Preferred Stock payable for each Dividend Period or part thereof shall be computed by multiplying the Liquidation Preference by the Dividend Factors (as defined below) for all Dividend Rates in effect during the Dividend Period or part thereof.

                                    (B) The "Dividend  Factor" for each Dividend
                  Rate in effect from time to time shall be that Dividend Rate multiplied by a fraction, the numerator of which is the number of days in the applicable Dividend Period or part thereof on which both (1) the share of Series A Preferred Stock was outstanding and (2) the Dividend Rate was in effect, and the denominator of which is 365.

                                    (C)  On  each  Dividend  Payment  Date,  the
                  Corporation shall provide to each holder of Series A Preferred Stock a notice which describes in reasonable detail how the amount of dividends payable per share of Series A Preferred Stock was calculated for the applicable Dividend Period. Such notice shall, without limitation, (1) explain each Dividend Rate (including, without limitation, explanation of the applicable Base Dividend Rate and any applicable Dividend Adjustments) in effect during such Dividend Period and (2) detail the calculation of Dividend Factors for the applicable Dividend Period.

                  (c) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series A Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Series A Preferred Stock, all dividends declared on shares of the Series A Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Series A Preferred Stock.

                  (d) In determining whether dividends on the Series A Preferred Stock may be paid for purposes of Section 607.06401(3)(b) of the Florida Business Corporation Act, the Corporation shall exclude the amount that would be needed, if the Corporation were to be dissolved at the time of such distribution, to satisfy the preferential rights upon dissolution of stockholders, if any, whose preferential rights are superior to those receiving the distribution.


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                  (e) The holders of the Series A Preferred  Stock shall each be entitled to receive dividends, on a pari passu basis with the holders of shares of Common Stock, out of any assets legally available therefor, with the amount of such dividends to be distributed to the holders of Series A Preferred Stock computed on the basis of the number of shares of Common Stock which would be held by such holder if, immediately prior to the declaration of the dividend, all of the shares of Series A Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value (as hereinafter defined).

         2. VOTING RIGHTS. Except as otherwise provided herein or by law, the holders of the Series A Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h) equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted on the record date for the taking of a vote, subject to the Beneficial Ownership Cap limitations set forth in Section 5(h) or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         3. RIGHTS ON LIQUIDATION.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Series A Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount equal to $15,000 per share of Series A Preferred Stock (such applicable amount being referred to as the "Liquidation Preference" for the Series A Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on the Series A Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Series A Preferred Stock based on the aggregate Liquidation Preferences of the shares of Series A Preferred Stock held by each such holder.

                  (b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Series A Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder. The holders of the Series A Preferred Stock shall participate in such a distribution on a pro-rata


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basis with the holders of the Common Stock, with the amount distributable to the holders of Series A Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Series A Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.

                  (c) A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of
Section 7 below.

         4. ACTIONS REQUIRING THE CONSENT OF HOLDERS OF SERIES A PREFERRED STOCK. As long as any shares of Series A Preferred Stock are outstanding, the consent of the holders of at least 75% of the shares of Series A Preferred Stock at the time outstanding, given either by a vote of such holders in accordance with the Articles of Incorporation and Bylaws of the Corporation, as amended or by written consent, shall be necessary for effecting or validating any of the following transactions or acts (whether by merger, consolidation or otherwise):

                  (a) Any amendment, alteration or repeal of any of the provisions of this Article III.A.5.

                  (b) Any amendment, alteration or repeal of the Articles of Incorporation of the Corporation that will change or adversely affect the rights of the holders of the Series A Preferred Stock;

                  (c) The authorization, creation or issuance by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of Series A Preferred Stock (or any action which would result in another series of Series A Preferred Stock) or any debt (exclusive of trade debt), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, senior to, the Series A Preferred Stock in any manner; provided, that (i) the Corporation may issue up to $50,000,000 of non-convertible debt with a maturity date of not less than four years and an annual interest rate not to exceed 8% (such debt, the "Permitted Debt"), and (ii) the Corporation may issue on the Initial Issuance Date up to $3,000,000 principal amount of convertible promissory notes convertible into Series A Preferred Stock at an initial conversion price of $1.50 per share ("Promissory Notes") pursuant to that certain Note Purchase Agreement, dated as of the Initial Issuance Date, among the Corporation and each of the persons identified therein (the "Note Purchase Agreement");

                  (d) The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, or any other security, other than (A) the (i) redemption of Series A Preferred Stock pursuant to the terms hereof or (ii) redemption of the warrants to purchase shares of Common Stock that are issued or issuable (the "Warrants") under that certain Series A Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Series A Preferred Stock on the Initial Issuance Date (the "Series A Preferred Stock Purchase Agreement") or upon conversion of the Promissory Notes, pursuant to the redemption terms of the Warrants, (B) the repayment or prepayment of (x) any indebtedness outstanding as of the date hereof, (y) any trade debt, in each case, in the ordinary


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course of business or (z) the  Promissory  Notes  pursuant to the terms thereof,
(C) upon the "cashless" or "net issue" exercise by a holder of any option, warrant or other right to purchase or acquire any such shares, in each case, outstanding as of the Initial Issuance Date or (D) the repayment of the Permitted Debt in accordance with the terms thereof, provided, however, that any prepayment of the Permitted Debt shall require consent pursuant to this Section 4; and

                  (e) The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Series A Preferred Stock.

         5. CONVERSION.

                  (a) RIGHT TO CONVERT.  Subject to the limitations set forth in
Section 5(h) hereof, the holder of any share or shares of Series A Preferred Stock shall have the right at any time, at such holder's option, to convert all or any lesser portion of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Series A Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the Conversion Value (as defined below) then in effect for such Series A Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Series A Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

                  "Current Market Price" means, in respect of any share of Common Stock on any date herein specified:

                           (1) if there  shall not then be a public  market  for
                  the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

                           (2) if there  shall  then be a public  market for the
                  Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 5 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq),
                  (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such


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                  business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the "NASD") selected mutually by holders of a majority of the Series A Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Series A Preferred Stock and one of which shall be selected by the Corporation (as applicable, the "Daily Market Price").

                  "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act of 1934, as amended (the "Exchange Act")) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation's authorized and issued capital stock), as determined by a nationally recognized investment banking firm selected by the Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority in interest of the holders of the Series A Preferred Stock then outstanding.

                  (b) MANDATORY CONVERSION. Subject to the limitations set forth in Section 5(h) hereof, at any time after the date that is 180 days after the Effective Date (as defined below), all the outstanding Series A Preferred Stock shall be automatically converted upon the occurrence of a Conversion Triggering Event (as defined below), as of the effective time of such Conversion Triggering Event, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Series A Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the Conversion Value (as hereinafter defined) then in effect for such Series A Preferred Stock:

                           (i)  A  "Conversion   Triggering  Event"  shall  have
                  occurred when:

                                    (A)   The    Registration    Statement   (as
                  hereinafter defined) covering all of the shares of Common Stock into which the Series A Preferred Stock is convertible is effective and such Common Stock may be sold pursuant thereto (or all of the shares of Common Stock into which the Series A Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"));

                                    (B) The  Common  Stock is then  listed  on a
                  Qualified Exchange; and

                                    (C)  Either  (1)  the  Daily   Market  Price
                  (solely as defined in clause (i) or (ii) of the definition thereof) of the Common Stock is $3.00 (subject to adjustment for stock splits, reverse splits, stock dividends and the like) or more per share for ten (10) consecutive trading days and the dollar volume of the Common Stock traded on the applicable Qualified Exchange exceeds $700,000 for each of such ten trading days; or (2) the Corporation has consummated an


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                  underwritten  public  offering of its Common Stock  generating gross proceeds of at least $40,000,000 at a price of at least $2.50 per share of Common Stock.

         The Corporation shall deliver to each holder of the Series A Preferred Stock, written notice promptly after the occurrence of a Conversion Triggering Event.

         "Registration Statement" shall have the meaning established in the Investor Rights Agreement or the Note Investor Rights Agreement, as applicable, each dated the Initial Issuance Date by and among the Corporation and the other parties signatory thereto.

         "Effective Date" shall mean the date that the Registration Statement is declared effective by the Securities and Exchange Commission.

                  (c) MECHANICS OF CONVERSION.

                           (i) Such right of conversion (other than mandatory conversion) shall be exercised by the holder of shares of Series A Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as EXHIBIT A (the "Conversion Notice"), appropriately completed and duly signed and specifying the number of shares of Series A Preferred Stock that the holder elects to convert (the "Converting Shares") into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder's nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

                           (ii) The Corporation shall effect such issuance of Common Stock (and certificates for unconverted Series A Preferred Stock) within three (3) trading days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt by the Corporation of such Conversion Notice. If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Converting Shares or in payment of dividends hereunder, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request


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         of the holder,  the Corporation  shall use its commercially  reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date. If the conversion has not been rescinded in accordance with this paragraph and the Corporation fails to deliver to the holder such certificate or certificates (or shares through DTC) pursuant to this Section 5 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the seventh trading day after the Conversion Date (assuming timely surrender of the Series A Preferred Stock certificates), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 2% of the Liquidation Preference of all Series A Preferred Stock held by such holder per month until such delivery takes place.

                           The Corporation's obligation to issue Common Stock upon conversion of Series A Preferred Stock shall be absolute, is independent of any covenant of any holder of Series A Preferred Stock, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the holders of Series A Preferred Stock whether pursuant to the Articles of Incorporation as amended by the Articles of Amendment, the Series A Preferred Stock Purchase Agreement, Note Purchase Agreement, the Investor Rights Agreement, the Note Investor Rights Agreement, the Warrants or otherwise.

                           (iii) Subject to the provisions of Section 5(h), in the event that a Conversion Triggering Event has occurred, all the shares of Series A Preferred Stock shall be converted as if the holders thereof had delivered a Conversion Notice with respect to such shares on such day. Promptly thereafter, the holders of the Series A Preferred Stock shall deliver their certificates evidencing the Series A Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the Convertible Preferred Shares have been converted.

                  (d) BENEFICIAL OWNERSHIP CAP. To the extent that any shares of Series A Preferred Stock are not automatically converted upon the occurrence of a Conversion Triggering Event on account of the application of Section 5(h), such shares of Series A Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment thereafter when Section 5(h) would not prevent such conversion. Notwithstanding the preceding sentence, upon the occurrence of the Conversion Triggering Event, the right to: (a) accrue dividends on Series A Preferred Stock (other than dividends pursuant to Section 1(e) hereof); (b) the liquidation preference of the Series A Preferred Stock, including, without limitation, the right to be treated as holders of Series A Preferred Stock in the event of a merger or consolidation; (c) the veto rights described in Section 4 hereof; (d) the participation rights provided in Section 10 hereof; and (e) the redemption rights in Section 13 hereof shall cease immediately.

                  (e) CONVERSION VALUE. The initial conversion value for the Series A Preferred Stock shall be $1.50 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this
Section 5, is referred to herein as a "Conversion Value." All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Series A Preferred Stock. At such time as the Corporation has failed to comply with the covenant contained in Section
5.14 of the Series A Preferred Stock Purchase Agreement and Section 5.14 of the Note Purchase Agreement, the Conversion Value immediately prior to such failure to comply shall be reduced by 10%. (e.g. If the prior Conversion Value is $1.50, then the new Conversion Value would be $1.35.)

                  (f) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time while the Series A Preferred Stock is outstanding, the Corporation shall:

                           (i) cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                           (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                           (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

                  then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Paragraph 5(f) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this Paragraph 5(f) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

                  (g) CERTAIN OTHER DISTRIBUTIONS. If at any time while the Series A Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                           (i) cash,

                           (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or

                           (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs

         5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the "Distributed Property"),

then upon any conversion of Series A Preferred Stock that occurs after such record date, the holder of Series A Preferred Stock shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion of the Series A Preferred Stock ("Conversion Shares"), the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors and set forth in reasonable detail in a written valuation report (the "Valuation Report") prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Series A Preferred Stock, and if the holders of a majority of the outstanding Series A Preferred Stock object to such determination within twenty
(20) business days following the date such notice is given to all of the holders of Series A Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Series A Preferred Stock and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Series A Preferred Stockholders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

                  (h)      BLOCKING PROVISION.

                           (i) Except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of Series A Preferred Stock that shall be entitled to voting rights under Section 2 hereof, shall be limited to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) does not, if the holder is a Crestview Investor or its successors or assigns exceed 9.999% or, if the holder is any other person, 4.99% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the "Beneficial Ownership Cap"). For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of

         Section 13(d) of the Exchange Act. As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Series A Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Series A Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice. "Crestview Investor" shall mean a Holder designated as a Crestview Investor on SCHEDULE 1 to the Series A Preferred Stock Purchase Agreement or on Schedule 1 to the Note Purchase Agreement, as applicable.

                           (ii) In the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Series A Preferred Stock.

                           (iii)  Notwithstanding  the  foregoing  provisions of
         Section 5(h), any holder of Series A Preferred Stock shall have the right prior to the Initial Issuance Date upon written notice to the Corporation, or after the Initial Issuance Date upon (x) 61 days prior written notice to the Corporation or (y) upon a Change of Control the terms of which require the conversion of the Series A Preferred Stock into Common Stock, to choose not to be governed by the Beneficial Ownership Cap provided herein.

                  (i) COMMON STOCK RESERVED. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h)).

                  (j) ADJUSTMENT UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                           (i) ADJUSTMENT TO CONVERSION VALUE. If at any time while any Series A Preferred Stock is outstanding the Corporation shall issue or sell any additional shares of Common Stock ("Additional Common Stock") in exchange for consideration in an amount per share of Additional Common Stock less than the Conversion Value at the time the shares of Additional Common Stock are issued or sold, then the Conversion Value immediately prior to such issue or sale shall be reduced to a price determined by dividing:

                           (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Value, plus (b) the consideration, if any, received by the Company upon such issue or sale; by

                           (2) the total number of shares of Common Stock outstanding immediately after such issue or sale.

                           (ii) ISSUANCE OF COMMON STOCK EQUIVALENTS. If at any time while the Series A Preferred Stock is outstanding the Corporation shall issue or sell any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any securities convertible, directly or indirectly, into shares of Common Stock (collectively, "Common Stock Equivalents"), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than the current Conversion Value in effect immediately prior to the time of such issue or sale, then the current Conversion Value shall be adjusted as provided in Section 5(j)(i) on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock Equivalents. No further adjustments to the current Conversion Value shall be made under this
         Section 5(j) upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents.

                           (iii) CERTAIN ISSUES OF COMMON STOCK EXCEPTED. The provisions of Section 5(j) shall not apply to any issuance of Additional Common Stock for which an adjustment is provided under
         Section 5(f). The Corporation shall not be required to make any adjustment of the Conversion Value pursuant to Section 5(j) in the case of the issuance from and after the Initial Issuance Date of shares of Common Stock or Common Stock Equivalents (A) in connection with a bona-fide strategic transaction (B) in connection with any stock-based compensation plans of the Corporation approved by the Board of Directors including all (which shall be at least three) Independent Directors (as defined in the Purchase Agreement), the number of such shares of Common Stock (or, in the case of Common Stock Equivalents, the number of shares of Common Stock acquirable pursuant thereto) not to exceed 5 million (as adjusted for stock splits, stock dividends and the like) and the value assigned upon grant not to be less than 85% of the Current Market Price or (C) pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Initial Issuance Date.

                           (iv) SUPERSEDING ADJUSTMENT. If, at any time after any adjustment to the current Conversion Value shall have been made pursuant to Section 5(j) as the result of any issuance of Common Stock Equivalents, (x) the right to exercise, exchange or convert all or a portion of the Common Stock Equivalents shall expire unexercised, or (y) the conversion rate or consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents shall be increased solely by virtue of provisions therein contained for an automatic increase in such conversion rate or consideration per share, as the case may be, upon the occurrence of a specified date or event, then any such previous adjustments to the Conversion Value shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this Section 5(j)(iv) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (i) treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise, exchange or conversion of any such Common Stock Equivalents, as having been issued on the date or dates of any such exercise, exchange or conversion and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the conversion rate or consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment to the current Conversion Value shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                  6. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Series A Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

                  (a) WHEN  ADJUSTMENTS TO BE MADE. The adjustments  required by
Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in
Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the Series A Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b)  FRACTIONAL  INTERESTS.  In  computing  adjustments  under
Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  (c) WHEN ADJUSTMENT NOT REQUIRED. If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (d) ESCROW OF STOCK. If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Series A Preferred Stock either converts the Series A Preferred Stock or there is a mandatory conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Series A Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Series A Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Series A Preferred Stock by the Corporation to be issued to holder of the Series A Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

         7. MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

                  (a) If, after the Initial Issuance Date and while the Series A Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) other than John Nix or his Affiliates of more than 50% of the voting rights or equity interests in the Corporation, whether in one transaction or in a series of transactions or (ii) a merger or consolidation of the Corporation or a sale, transfer or other disposition of all or substantially all the Corporation's property, assets or business to another corporation where the holders of the Corporation's voting securities prior to such transaction fail to continue to hold at least 50% of the voting power of the Corporation and such transaction is approved by the Board of Directors (each, a "Change of Control"), and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation then prior to the occurrence of any Change of Control approved by the Board of Directors, and immediately after the occurrence of any Change of Control not approved by the Board of Directors, the Corporation shall, at the Corporation's election, (i) convert such holder's Series A Preferred Stock entirely into Common Stock of the Corporation (which conversion shall take place prior to the consummation of any Change of Control transaction approved by the Board of Directors and shall take place as if such conversion were pursuant to Section 5(b), except that the "Liquidation Preference" for purposes of such conversion shall equal 110% of the Liquidation Preference), (ii) pay to such holder cash equal to (A) all accrued but unpaid dividends as of the date of the redemption with respect to each share to be redeemed, plus (B) 110% of the Liquidation Preference of each share of Series A Preferred Stock to be redeemed or (iii) cause the successor or acquiring corporation (if other than the Corporation) to assume the Series A
Preferred Stock pursuant to Section 7(b) below. If the Corporation elects to redeem the shares of Series A Preferred Stock by paying each holder cash pursuant to clause (ii) immediately above, the Corporation shall notify the holders that it intends to so redeem the shares of Series A Preferred Stock for cash not less than 10 days prior to the occurrence of such redemption and the holders shall have the right to convert their shares of Series A Preferred Stock into Common Stock at any time prior to such redemption.

                  (b) In case of any Change of Control in which the  Corporation elects to cause the successor or acquiring corporation (if other than the Corporation) to assume the Series A Preferred Stock, such successor or acquiring corporation and, if an entity different from the successor or surviving entity, the entity whose capital stock or assets the holders of Common Stock of the Company are entitled to receive as a result of such transaction shall expressly assume the due and punctual observance and performance of each and every covenant and condition of contained in the Articles of Incorporation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors) in order to provide for adjustments of shares of the Common Stock into which the Series A Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 5. For purposes of
Section 5, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.

                  (c) The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions.

         8. OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Series A Preferred Stock, the number of shares of Common Stock or other stock into which the Series A Preferred Stock is convertible and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

         9. CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

         10. PARTICIPATION RIGHTS.

                  (a)  Subject  to the terms and  conditions  specified  in this
Section 10, at any time while the Series A Preferred Stock is outstanding unless a Participation Right Termination Event (as defined below) has occurred, the holders of shares of Series A Preferred Stock shall have a right to participate with respect to the issuance or possible issuance by the Corporation of any future equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, "Additional Securities") on the same terms and conditions as offered by the Corporation to the other purchasers of such Additional Securities. Until such time as a Participation Right Termination Event has occurred, each time the Corporation proposes to offer any Additional Securities, other than pursuant to a registered public offering, the Corporation shall make an offering of such Additional Securities to each holder of shares of Series A Preferred Stock in accordance with the following provisions:

                           (i) The  Corporation  shall  deliver  a  notice  (the
                  "Issuance Notice") to the holders of shares of Series A Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.

                           (ii) By written notification received by the Corporation, within five (5) trading days after giving of the Issuance Notice, any holder of shares of Series A Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to that number of such Additional Securities which equals such holder's Pro Rata Amount (as defined below). The "Pro Rata Amount" for any given holder of shares of Series A Preferred Stock shall be determined as follows: (A) if any such holder exercises its right to pay the consideration for the Additional Securities purchasable hereunder with shares of Series A Preferred Stock (as provided in Section 10(b) below), then such holder's Pro Rata Amount shall equal that number of Additional Securities as is obtained by dividing (1) the Liquidation Preference attributable to such holder's shares of Series A Preferred Stock plus any accrued and unpaid dividends on such Series A Preferred Stock by (2) the price per Additional Security, and in such event the Corporation shall be obligated to sell such number of Additional Securities to each such holder, even if the aggregate Pro Rata Amount for all such holders exceeds the aggregate amount of Additional Securities that the Corporation had initially proposed to offer, and (B) if the conditions contained in clause (A) of this sentence are not met, then the Pro Rata Amount for each holder shall be zero.

                           (iii) If all Additional  Securities which the holders
                  of shares of Series A Preferred Stock are entitled to obtain pursuant to Section 10(a)(ii) are not elected to be obtained as provided in Section 10(a)(ii) hereof, the Corporation may, during the 75-day period following the expiration of the period provided in Section 10(a)(ii) hereof, offer the remaining unsubscribed portion of such Additional

                  Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice. If the Corporation does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the holders of shares of Series A Preferred Stock in accordance herewith.

                  (b) In the event that any holder of shares of Series A Preferred Stock exercises its participation right under Section 10(a)(ii)(A), such holder shall be entitled to use the shares of Series A Preferred Stock as the consideration for the purchase of its allocated portion of Additional Securities pursuant to Section 10(a)(ii)(A), with the shares of Series A Preferred Stock being valued at the Liquidation Preference plus any accrued and unpaid dividends for such purpose.

                  (c) The rights of the holders of Series A Preferred Stock under this Section 10 shall not apply to: (A) the conversion of the Series A Preferred Stock (including Series A Preferred Stock issuable upon conversion of the Promissory Notes) or the exercise of the Warrants, (B) the exercise of any warrants or options (collectively, the "Existing Warrants") outstanding on the Initial Issuance Date, (C) the issuance (at issuance or exercise prices at or above fair market value) of Common Stock, stock awards or options under, or the exercise of any options granted pursuant to, any Board-approved employee stock option or similar plan for the issuance of options or capital stock of the Corporation, (D) the issuance of shares of Common Stock pursuant to a stock split, combination or subdivision of the outstanding shares of Common Stock, (E) the issuance of Common Stock in a transaction or series of transactions not to exceed an aggregate purchase price of $1 million and an aggregate issuance of 2 million shares of Common Stock (as adjusted for stock splits, stock dividends and the like) during the term of the rights provided pursuant to this Section 10 or (F) the issuance of the Promissory Notes.

                  (d) The participation right set forth in this Section 10 may not be assigned or transferred, except that such right is assignable by each holder of shares of Series A Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such holder.

                  (e) The participation rights provided pursuant to this Section 10 shall terminate upon the earlier of (i) the date that is two years from the Initial Issuance Date or (ii) such time as the Corporation consummates a sale of Additional Securities for an aggregate purchase price of not less than $10,000,000 at a price per share of Common Stock (or per share of Common Stock to be received upon conversion thereof) of not less than $3.00 (as adjusted for stock splits, stock dividends and the like) (each a "Participation Right Termination Event").


         11. CERTIFICATE  AS  TO  ADJUSTMENTS.   Upon  the  occurrence  of  each
adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A

Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Series A Preferred Stock and
(iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Series A Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).

         12. NOTICES OF RECORD DATE. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

         13. REDEMPTION.

                  (a) REDEMPTION AT THE HOLDERS' ELECTIONS. If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Series A Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall, promptly thereafter, redeem the shares of Series A Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption on the Redemption Date by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or
(ii) the total number of shares of Common Stock into which such Series A Preferred Stock is convertible multiplied by the Current Market Price at the time of the Redemption Triggering Event. "Redemption Triggering Event" means the Corporation's failure or refusal to convert any shares of Series A Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect. "Redemption Price" means (i) all accrued but unpaid dividends as of the date of Demand for Redemption with respect to each share to be redeemed, plus (ii) 100% of the Liquidation Preference of each share to be redeemed.

                  (b) DEMAND FOR REDEMPTION. A holder desiring to elect a redemption as herein provided shall deliver a notice (the "Demand for Redemption") to the Corporation while such Redemption Triggering Event continues specifying the following:

                           (i) The approximate date and nature of the Redemption
Triggering Event;

                           (ii) The number of shares of Series A Preferred Stock to be redeemed; and

                           (iii) The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

         A holder may deliver the certificates evidencing the Series A Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Series A Preferred Stock to be redeemed.

                  (c) STATUS OF REDEEMED OR PURCHASED SHARES. Any shares of the Series A Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

         14. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to National Coal Corp., 319 Ebenezer Road, Knoxville, Tennessee 37923, Attention: Chief Executive Officer , Facsimile No.:
(865) 769-3759, , or (ii) if to a holder of Series A Preferred Stock, to the address or facsimile number appearing on the Corporation's stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Series A Preferred Stock may provide to the other in accordance with this Section.

         15. STOCK TRANSFER TAXES. The issue of stock certificates upon conversion of the Series A Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         16. ADDITIONAL ISSUANCES OF SERIES A PREFERRED STOCK. Notwithstanding anything in the Articles of Incorporation, the Corporation shall not issue any shares of Series A Preferred Stock except (a) pursuant to the Series A Preferred Stock Purchase Agreement (including, without limitation, pursuant to Article VIII thereof), (b) upon conversion of the Promissory Notes, (c) pursuant to
Article VIII of the Note Purchase Agreement or (d) up to twenty-five (25) shares of Series A Preferred Stock pursuant to that certain Series A Preferred Stock and Warrant Purchase Agreement, dated as of the Initial Issuance Date, between the Company and CD Investment Partners, Ltd.

                               ******************

         5. Any reference in the Amendment to "these Articles of Incorporation" or any other reference of similar import shall be deemed a reference to the Articles of Incorporation as amended by the Amendment.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of the Articles of Incorporation of National Coal Corp. as of the 27th day of August, 2004.


                                      NATIONAL COAL CORP.



                                      By:      /S/      JOHN S. NIX
                                            ------------------------------------
                                      Name:             JON E. NIX
                                            ------------------------------------
                                      Title:   CEO
                                            ------------------------------------

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Series A Preferred Stock)

         The undersigned hereby irrevocably elects to convert the number of shares of Series A Cumulative Convertible Series A Preferred Stock (the "Series A Preferred Stock") indicated below into shares of common stock, par value
$0.0001 per share (the "Common Stock"), of National Coal Corp., a Florida corporation (the "Corporation"), according to Article III.A.5 of the Articles of Incorporation of the Corporation and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion
Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Series A Preferred Stock being converted is attached hereto.

______________________________________________________________________________
Date of Conversion (Date of Notice)
______________________________________________________________________________
Number of shares of Series A Preferred Stock owned prior to Conversion
______________________________________________________________________________
Number of shares of Series A Preferred Stock to be Converted
______________________________________________________________________________
Stated Value of Series A Preferred Stock to be Converted
______________________________________________________________________________
Amount of accumulated and unpaid dividends on shares of Series A Preferred Stock to be Converted
______________________________________________________________________________
Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Series A Preferred Stock to be Converted)
______________________________________________________________________________
Applicable Conversion Value
______________________________________________________________________________
Number of shares of Series A Preferred Stock owned subsequent to Conversion

Conversion Information:[NAME OF HOLDER]


___________________________________

Address of Holder:

___________________________________

___________________________________

Issue Common Stock to (if different than above):

Name:_______________________________

Address:____________________________

____________________________________

Tax ID #:___________________________

         The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the "Beneficial Ownership Cap" contained in Section 5(h) of Article III.A.5 of the Articles of Incorporation of the Corporation.



________________________________________________
Name of Holder



By:_____________________________________________
Name:
Title: